UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2009

Franklin Street Properties Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880-6210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 17, 2009, Franklin Street Properties Corp. (“FSP”) commenced a public offering of shares of its common stock. The preliminary prospectus, dated September 17, 2009, by which the common stock is being offered includes the following information under the heading “Recent Events”:

On August 26, 2009, we signed a purchase and sale agreement to acquire an office building in Falls Church, Virginia for approximately $73.0 million.  Completed in 2001, the building contains approximately 252,613 square feet of rentable space, and 100% of its rental income is derived from a triple net lease with a single tenant that expires on January 31, 2017.   The acquisition is subject to customary termination rights and closing conditions.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Statements made in this Form 8-K regarding the Falls Church acquisition constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which FSP owns properties, changes in the demand by investors for investment in Sponsored REITs (as defined in FSP’s Annual Report on Form 10-K for the year ended December 31, 2008), risks of a lessening of demand for the types of real estate owned by FSP, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of FSP’s Annual Report on Form 10-K for the year ended December 31, 2008, as the same may be updated from time to time in subsequent filings with the SEC. Although FSP believes the expectations reflected in the forward-looking statements are reasonable, FSP cannot guarantee future results, levels of activity, performance or achievements. FSP will not update any of the forward-looking statements after the date of this Form 8-K to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2009	FRANKLIN STREET PROPERTIES CORP.

	By:	/s/ Barbara J. Fournier
Barbara J. Fournier Executive Vice President, Chief Operating Officer, Treasurer and Secretary